Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated February 23, 2007
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Floating Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PC95

Principal Amount (in Specified Currency): $152,000,000
Issue Price: 100 %
Trade Date: February 23, 2007
Original Issue Date: March 12, 2007
Stated Maturity Date: March 13, 2008

Initial Interest Rate: 1-Year CMT Rate on March 8, 2007 plus 0.32% Interest Payment Period: Monthly, except that there will be a long last
   Interest Payment Period
Interest Payment Dates: the 12th of each calendar month, commencing
   April 12, 2007, except that the last Interest Payment Date will be the Stated Maturity Date

Net Proceeds to Issuer: $152,000,000
Agent's Discount or Commission: 0.0%
Agent: Merrill Lynch, Pierce, Fenner & Smith Incorporated
Agent's Capacity:
	[ ] Agent
	[X] Principal

Calculation Agent: Deutsche Bank Trust Company Americas

Interest Calculation:
[X] Regular Floating Rate Note
[ ] Inverse Floating Rate Note:
	Fixed Interest Rate:
[ ] Floating Rate/Fixed Rate Note:
	Fixed Interest Rate:
	Fixed Rate Commencement Date:

[ ] Other Floating Rate Note
	(See attached)

Interest Rate Basis:
	[ ] CD Rate
	[ ] CMS Rate
	[X] CMT Rate
	[ ] Commercial Paper Rate
	[ ] Eleventh District Cost of Funds Rate
	[ ] Federal Funds Rate
	[ ] LIBOR Reuters/Page:
	[ ] LIBOR Telerate/Page: 3750
	[ ] Prime Rate
	[ ] Treasury Rate
	[ ] Other (see attached)

If CMT:
Designated CMT Maturity Index:
	1 Year
Designated CMT Telerate Page:
	[X] 7051 (successor page is Reuters Screen FRBCMT Page)
	[ ] 7052
If  7052:
	[ ] Week
	[ ] Month

Spread (+/-): +0.32%
Spread Multiplier: N/A
Index Maturity: N/A
Index Currency: U.S. Dollars
Maximum Interest Rate: N/A
Minimum Interest Rate: N/A

Initial Interest Reset Date: April 12, 2007
Interest Rate Reset Period: Monthly
Interest Reset Dates: the 12th of each calendar month, commencing
   April 12, 2007
Interest Determination Date: two Business Days prior to each
   Interest Reset Date

Day Count Convention:
	[X]  30/360
	[ ]  Actual/360
	[ ]  Actual/Actual

Business Day Convention
	[X] Following
	[ ] Modified Following

Redemption: Not Applicable
Redemption Dates:
Notice of Redemption:

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:

Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $100,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated